UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2017

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 339-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Home BancShares, Inc. (“Home” or the “Registrant”) hereby furnishes its March 1, 2017 press release announcing the completion of its acquisition of The Bank of Commerce. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On February 28, 2017, Home, parent company of Centennial Bank (“Centennial”), completed its previously announced acquisition of all of the issued and outstanding shares of common stock of The Bank of Commerce, a Florida state-chartered bank that operates in the Sarasota, Florida area (“BOC”), pursuant to an Acquisition Agreement (the “Agreement”), dated December 1, 2016, by and between Home and Bank of Commerce Holdings, Inc. (“BCHI”), parent company of BOC (the “Acquisition”). Home merged BOC with and into Centennial effective as of the close of business on February 28, 2017.

The Acquisition was conducted in accordance with the provisions of Section 363 of the United States Bankruptcy Code (the “Bankruptcy Code”) pursuant to a voluntary petition for relief under Chapter 11 of the Bankruptcy Code filed by BCHI with the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”). The sale of BOC by BCHI was subject to certain bidding procedures approved by the Bankruptcy Court. On November 14, 2016, Home submitted an initial bid to purchase the outstanding shares of BOC in accordance with the bidding procedures approved by the Bankruptcy Court. An auction was subsequently conducted on November 16, 2016, and Home was deemed to be the successful bidder. The Bankruptcy Court entered a final order on December 9, 2016 approving the sale of BOC to Home pursuant to and in accordance with the Agreement.

Under the terms of the Agreement, Home paid an aggregate of approximately $4.2 million in cash for the Acquisition, which included the purchase of all outstanding shares of BOC common stock, the discounted purchase of certain subordinated debentures issued by BOC from the existing holders of the subordinated debentures, and an expense reimbursement to BCHI for approved administrative claims in connection with the bankruptcy proceeding.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Acquisition Agreement By and Between Home BancShares, Inc. and Bank of Commerce Holdings, Inc., dated December 1, 2016 (incorporated by reference to Exhibit 2.1 to Home BancShares, Inc.’s Current Report on Form 8-K, filed on December 7, 2016).

99.1	Press Release: Home BancShares, Inc. Announces Completion of the Acquisition of The Bank of Commerce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: March 1, 2017	/s/ Brian Davis
Brian Davis
Chief Financial Officer